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                                                               EXHIBIT 5.1


                                                  10889 WILSHIRE BOULEVARD
(LOGO) OCCIDENTAL PETROLEUM CORPORATION           LOS ANGELES, CALIFORNIA 90024
                                                  TELEPHONE (213) 879-1700
                                                            (310) 208-8800
                                                  FACSIMILE (310) 443-6690

    LINDA S. PETERSON
      SENIOR COUNSEL
Direct Telephone   (310) 443-6189
Direct Fax         (310) 443-6737

                               December 4, 1995


Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, CA 90024

     Re:  Occidental Petroleum Corporation Registration
          Statement on Form S-8 Occidental Petroleum
          Corporation 1995 Incentive Stock Plan

Ladies and Gentlemen:

       I   am   a  Senior  Counsel  of  Occidental Petroleum Corporation,
a Delaware corporation ("Occidental"), and have acted as counsel to Occidental in connection with the preparation of the above-referenced Registration Statement on Form S-8, filed by Occidental with the Securities and Exchange Commission ("Commission") on December 4, 1995
(the "Registration   Statement").   The   Registration Statement relates
to the registration under the Securities Act of 1933, as  amended  (the
"1933  Act"), of 10,000,000  shares  (the "Shares")  of  Common Stock, par
value  $.20  per  share,  of Occidental.   The Registration  Statement  also
covers the rights (the "Rights") initially to purchase units (the "Units"), each Unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of Occidental, which Rights will be issued with, and initially attached to and traded with, the Shares. The Rights will be issued pursuant to the Rights Agreement, dated as of October 17, 1986, between Occidental and Chemical Bank as successor Rights Agent (the "Rights Agreement").

      The Shares and Rights attached thereto are to be issued in accordance with the Occidental Petroleum Corporation 1995 Incentive Stock Plan
(the "Plan") with respect to awards under the Plan of restricted stock and performance stock and upon the exercise of stock options and stock appreciation rights awarded under the Plan.

      This  opinion  is  delivered  in  accordance  with the requirements  of
Item 601(b)(5) of Regulation S-K under  the 1933 Act.

      In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such records of Occidental and all such agreements, certificates of public officials, certificates of officers or other representatives of Occidental and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation,



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Occidental Petroleum Corporation
December 4, 1995
Page 2


(i)  the  Registration Statement (together with the  form of prospectus forming a part thereof), (ii) the Restated Certificate of Incorporation and By-laws of Occidental, as amended to date, (iii) copies of certain resolutions adopted by the Board of Directors of Occidental, relating to
the adoption   of  the  Plan,  the  filing of  the  Registration Statement and any amendments or supplements thereto, and the issuance of the Shares and the Rights attached thereto and related matters, (iv) copies of the action adopted at the Annual Meeting of Stockholders approving the Plan, (v) the Rights Agreement, and (vi) the Plan. At a meeting of the Board of Directors of Occidental relating to the adoption of the Rights Agreement, the Board of Directors was advised on a number of questions of Delaware law, including that there is no direct judicial precedent in Delaware regarding an identical form of rights agreement. In my examination, I have assumed the genuineness of all signatures,  the legal capacity  of  natural  persons,  the
authenticity of   all documents  submitted to me as originals,  the  conformity to original  documents  of  all documents  submitted  to me  as certified,
conformed   or  photostatic   copies and  the authenticity  of  the originals
of such copies.   As  to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon
statements   and  representations  of  officers and   other representatives of
Occidental and others.

      I am a member of the California and New York Bars and for purposes of this opinion do not hold myself out as an expert on, nor do I express any opinion as to, the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

      Based  upon and subject to the foregoing, I am  of the opinion that:

      1. The Shares (for purposes of this paragraph 1, excluding the Rights) have been duly authorized and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable.

      2.   The Rights have been duly authorized and, when (i) such   Rights
are issued in accordance with the Rights Agreement, and (ii) the Shares are issued and paid for in accordance with the terms of the Plan, such Rights will be validly issued.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. I hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the Registration
Statement.   In  giving  this consent,  I  do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.


                              Very truly yours,


                              Linda S. Peterson